UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — May 8, 2019 (May 6, 2019)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

Effective May 6, 2019, the Company entered into an employment agreement with Frank Lanuto, pursuant to which Mr. Lanuto will serve as the Company’s Chief Financial Officer. Mr. Lanuto, age 56, served as Group Controller and Chief Accounting Officer of The Travel Leaders’ Group in 2019.  Previously, he served as VP, Corporate Controller of Movado Group, Inc. from 2015 to 2019. He also served as Chief Financial Officer, Randstad Professional Group at Randstad from 2014 to 2015. Prior to that, he served as SVP, Controller and Chief Accounting Officer at Hudson from 2009 to 2014. Mr. Lanuto has significant public company and financial and accounting expertise, as well as advertising and marketing agency experience.

Mr. Lanuto’s term of employment will commence as soon as practicable, but not later than August 6, 2019 (such date of commencement, the “Commencement Date”), and will continue for an indefinite period until terminated pursuant to the terms of the employment agreement. Mr. Lanuto and David Doft, the Company’s current Chief Financial Officer, will coordinate on an appropriate transition of duties and responsibilities during the period ending on or about July 31, 2019.

During the term of his employment, Mr. Lanuto will receive an annual base salary of $450,000 and will be eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, to be determined in accordance with individual and financial performance criteria. Mr. Lanuto will also be paid a signing bonus of $100,000 within 30 days of the Commencement Date, subject to certain conditions. In the event of Mr. Lanuto’s termination without cause or for “good reason”, he will be entitled to severance equal to six months’ base salary, payable in a lump sum.

Mr. Lanuto will be awarded an inducement grant of (i) 250,000 stock appreciation rights (“SARs”) in respect of the Company’s Class A subordinate voting stock (the “Class A Shares”) with a base price of determined by the 10-day average closing price of the Class A Shares prior to the Commencement Date and (ii) 250,000 SARs with a base price of $5.00. Beginning in 2020, Mr. Lanuto will also be eligible to participate in the Company’s long-term incentive plans with an annual target award amount equal to $450,000.

The description contained herein of Mr. Lanuto’s employment agreement is qualified in its entirety by reference to the terms of the employment agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of General Counsel

Effective May 6, 2019, MDC Partners Inc. (the “Company”) entered into an employment agreement with Jonathan Mirsky, pursuant to which Mr. Mirsky will serve as the Company’s General Counsel and Corporate Secretary. Mr. Mirsky, age 50, is a partner at Harris, Wiltshire & Grannis LLP, a firm he co-founded in 1998. Mr. Mirsky is a corporate attorney with expertise in complex corporate transactions. He has served as lead counsel for structuring private equity mergers and acquisitions, and represented clients in digital media, marketing, public relations, and telecommunications. His legal experience encompasses commercial agreements, regulatory compliance, dispute resolution and intellectual property.

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Mr. Mirsky’s term of employment will commence on June 17, 2019, and will continue for an indefinite period until terminated pursuant to the terms of the employment agreement. Mr. Mirsky and Mitchell Gendel, the Company’s current General Counsel and Corporate Secretary, will coordinate on an appropriate transition of duties and responsibilities during the period ending on or about July 31, 2019.

During the term of his employment, Mr. Mirsky will receive an annual base salary of $550,000 and will be eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, to be determined in accordance with individual and financial performance criteria. Mr. Mirsky will also be paid a one-time bonus of $200,000 on or about January 15, 2020, subject to certain conditions. In the event of Mr. Mirsky’s termination without cause or for “good reason”, he will be entitled to severance equal to six months’ base salary, payable in a lump sum.

Mr. Mirsky will be awarded an inducement grant of (i) 250,000 restricted Class A Shares and (ii) 250,000 stock appreciation rights in respect of the Class A Shares with a base price of $5.00. Beginning in 2020, Mr. Mirsky will also be eligible to participate in the Company’s long-term incentive plans with an annual target award amount equal to $550,000.

The description contained herein of Mr. Mirsky’s employment agreement is qualified in its entirety by reference to the terms of the employment agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01            Other Events

On May 7, 2019, the Company issued a press release announcing that the appointments of Mr. Mirsky and Mr. Lanuto. A copy of this press release is attached as Exhibit 99.1 hereto.

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Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement, dated as of May 6, 2019, by and between the Company and Frank Lanuto

10.2	Employment Agreement, dated as of May 6, 2019, by and between the Company and Jonathan Mirsky

99.1	Press release dated May 7, 2019

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 8, 2019	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary

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